UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2010

Asian Trends Media Holdings, Inc.

(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-52020 (Commission File Number)	90-0201309 (I.R.S. Employer Identification No.)

Suite 1902, 19th Floor Tower II, Kodak House Quarry Bay, Hong Kong (Address of Principal Executive Offices)	n/a (Zip Code)

Registrant’s telephone number, including area code: 852-2102-0100

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 14, 2010, the Company entered into an Rescission Agreement (the “Agreement”) wherein the Agreement for Share Exchange with Global Mania Empire Management Ltd., a Hong Kong (“Global”) and the owners and shareholders of Global, namely Kwong Kwan Yin Roy, Dragon Billion International Limited, Lam Wai Hon Johnson and Wong Wing Fung Charlie (the “Shareholders”) was rescinded. The parties determined it was in the best interest of the Company to rescind the original Share Exchange Agreement. Pursuant to the terms of the Agreement, the Company shall not acquire 100% ownership of Global, and all consideration (through the Exchange Shares) shall be returned to the treasury of the Company.

ITEM 2.01 COMPLETION OR ACQUISITION OR DISPOSITION OF ASSETS

On May 14, 2010, the Company closed the transaction set forth in the Agreement as described in Item 1.01 herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIAN TRENDS MEDIA HOLDINGS, INC.

By:	/s/ Zhi Jian Zeng
Name: Zhi Jian Zeng
Title: CEO

Dated: May 19, 2010